Exhibit 99.1

Contact:

Nutra Pharma Corp.

Nina Goldstein

877-895-5647

IR@nutrapharma.com

Nutra Pharma Corp. Reaches Settlement with SEC

Nutra Pharma Corp. has reached a bifurcated settlement with the SEC along with its CEO and a Consultant to the company.

March 22, 2024 -- Coral Springs, Florida -- Nutra Pharma Corporation (OTC: NPHC), (“Nutra Pharma” or the “Company”) reached a settlement with the U.S. Securities and Exchange Commission (“SEC”) earlier this week.

On March 19, 2024, the United States District Court for the Eastern District of New York in SEC v. Nutra Pharma Corporation, Erik Deitsch a/k/a Rik Deitsch, and Sean Peter McManus, Case No. 1:18-cv-05459-JS (E.D.N.Y.), approved bifurcated settlements in the form of consent judgments (the “Consent Judgments”) entered by the Court, wherein the Defendants, without admitting or denying the allegations of the Complaint except as to personal and subject matter jurisdiction, resolved all liability issues and certain remedies as to each Defendant and left open other issues relating to remedies regarding the appropriateness and amount of disgorgement and/or civil penalties to be paid as to all Defendants, and whether a penny stock bar shall be imposed against Defendant McManus, and if so, the length of any such bar, for later resolution by the Court upon motion or further settlement. The Consent Judgments, among other things:

(1) Permanently enjoin Defendant Nutra Pharma from committing violations of the federal securities laws that the SEC has alleged in this case, including violations of Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933 (the “Securities Act”), Sections 10(b) and 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Rules 10b-5, 13a-11, and 13a-13 thereunder;

(2) Permanently enjoin Defendant Deitsch from committing violations of the federal securities laws that the SEC has alleged in this case, including violations of Sections 5(a), 5(c), and 17(a) of the Securities Act, Sections 9(a)(2), 10(b), 13(a), 13(d), and 16(d) of the Securities Exchange Act, and Rules 10b-5, 13a-14, 13d-2, and 16a-3 thereunder; impose a three-year officer-and-director bar on Deitsch, pursuant to 15 U.S.C. §§ 77t(e) and 78u(d)(2); and impose a three-year penny-stock bar on Deitsch, pursuant to 15 U.S.C. § 78u(d)(6); and

(3) Permanently enjoin Defendant McManus from committing violations of the federal securities laws that the SEC has alleged in this case, including violations of Section 17(a) of the Securities Act and Sections 10(b) and 15(a) of the Exchange Act and Rule 10b-5 thereunder.

“Pursuant to our settlement with the SEC, I have tendered my resignation as Chairman and CEO of Nutra Pharma Corp effective March 19th,” stated Rik J Deitsch. “The Company’s former CEO, Dr. Michael Flax, will resume this position effective immediately and also serve as Nutra Pharma’s Chairman and CFO,” he continued. “This is an exciting time for the Company as we have an opportunity to move our operations ahead and fulfill on the promises of our portfolio of products and our Intellectual Property,” he concluded.

Following his resignation as an officer and director of the Company, our Board of Directors has appointed Mr. Deitsch to the position of Operations Manager: reporting to Joe Lucas, VP of Operations.

“It’s great to be back at Nutra Pharma,” commented Michael Flax, DDS; incoming Chairman and CEO of Nutra Pharma Corp. “I’ve been a former officer and long-term investor in the Company and I’m excited to be part of its future,” he continued. “We have a lot of things planned as we get past the issues the Company has been facing over the last five years and move into our next phase of growth, including: planned retail rollouts, clinical trials on our ethical drugs and expansion of contract manufacturing at our new facility in Boca Raton,” he concluded.

The Company expects to have updates shortly as the new Executive team executes on their business plan.

About Nutra Pharma Corp.

Nutra Pharma Corporation operates as a biotechnology company specializing in the acquisition, licensing, and commercialization of pharmaceutical products and technologies for the management of neurological disorders, cancer, autoimmune, and infectious diseases, including Multiple Sclerosis (MS), Human Immunodeficiency Virus (HIV), Adrenomyeloneuropathy (AMN) and Pain. Additionally, the Company markets drug products for sale for the treatment of pain under the brand Nyloxin® and Pet Pain-Away™. For additional information about Nutra Pharma, visit:

http://www.NutraPharma.com or

http://www.nyloxin.com

http://www.petpainaway.com

SEC Disclaimer

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in Nutra Pharma’s (“the Company”) business plan. The Company’s filings may be accessed at the SEC’s Edgar system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

# # #